UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: November 3, 2020

TSR, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00-8656	13-2635899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY 11788

(Address of Principal Executive Offices) (Zip Code)

(631) 231-0333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	--	--

1 Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated August 29, 2018), the Preferred Share Purchase rights will be transferred only with the share of the registrant’s Common Stock to with the Preferred Share Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2020, TSR, Inc. (the “Company”) entered into an Employment Agreement with its Chief Executive Officer, Thomas C. Salerno (the “CEO Employment Agreement”) and an Amended and Restated Employment Agreement with its Chief Financial Officer, John Sharkey (the “CFO Employment Agreement”, collectively with the CEO Employment Agreement, the “Employment Agreements”), both effective as of November 2, 2020. The CFO Employment Agreement superseded the Amended and Restated Employment Agreement dated May 24, 2019 between the Company and Mr. Sharkey in its entirety.

Employment Term and Position. The term of employment of each of Messrs. Salerno and Sharkey will be three years from November 2, 2020 to November 2, 2023, and any continued employment will be on an “at-will” basis. During their respective terms of employment, Mr. Salerno will serve as Chief Executive Officer of the Company and Mr. Sharkey will serve as Chief Financial Officer of the Company.

Base Salary, Annual Bonus Equity Compensation and Other Benefits. Pursuant to their Employment Agreements, Messrs. Salerno and Sharkey are entitled to annual base salaries of $350,000 and $310,000, respectively, as may be adjusted by the Company’s Board of Directors (the “Board”). In addition, Messrs. Salerno and Sharkey will be eligible to receive annual cash bonuses up to 35% and 25% of their respective base salaries, respectively, based on the Company’s financial information and established by the Board, upon the condition that Messrs. Salerno and Sharkey are active employees on the last day of the related fiscal year (“Fiscal Year”) and there are no publicly reportable audit findings for the Fiscal Year. Any annual bonus will be paid in two installments, i.e., 50% of the estimated annual bonus will be advanced within 30 days of the end of the Fiscal Year and the balance equal to the final annual bonus determined by the Board minus the estimate advanced after the filing of the Company’s 10-K for the Fiscal Year. Messrs. Salerno and Sharkey will also be eligible to receive equity awards under the Company’s equity incentive plan, certain benefits including vacation, group medical health, group insurance and similar benefits, a monthly car allowance of $1,800 and $800, respectively, and reimbursement of approved business expenses.

Termination Entitlement and Severance. In the event that the Company terminates Mr. Salerno or Mr. Sharkey’s employment (a) for “Cause” (as defined in their Employment Agreements) or (b) upon Mr. Salerno or Mr. Sharkey’s death or disability or, (c) if Mr. Salerno or Mr. Sharkey terminates his employment for any reason other than due to material breach by the Company as described in scenario (y) below, then the Company’s sole obligations to Mr. Salerno or Mr. Sharkey shall be: (i) the payment of any accrued but unpaid base salary, (ii) the payment of any approved but not reimbursed business expenses and (iii) compliance with the Company’s benefits plans (collectively, the “Termination Entitlement”). If Mr. Salerno or Mr. Sharkey is terminated for “Cause” or resigns for any reason prior to the date the annual bonus is paid out in its entirety, he shall forfeit any and all annual bonus including returning any advanced bonus portion paid.

In the event that (x) the Company terminates Mr. Salerno or Mr. Sharkey’s employment for reasons other than the above-enumerated reasons and in Mr. Sharkey’s case, if he is forced to relocate more than 25 miles from his current residence and he resigns due to this reason, both subject to the Company or its affiliate’s offer of comparable employment meeting certain conditions or, (y) Mr. Salerno or Mr. Sharkey provides notice to the Company of its material breach of its obligations under his Employment Agreement and the Company fails to cure such breach within the required period of time, in addition to the Termination Entitlement, Mr. Salerno or Mr. Sharkey will be entitled to a severance payment consisting of (i) one year of base salary, (ii) one year of car allowance and (iii) 50% of the annual bonus awarded in the fiscal year prior to the employee’s termination if his employment is terminated without Cause (collectively, the “Severance Payment”) as well as a health benefit comprising continued participation in the Company’s group health plan for one year for Mr. Salerno and until March 31, 2025 for Mr. Sharkey, respectively, subject to certain conditions provided in their respective Employment Agreements (the “Health Benefit”).

If, prior to the expiration of their respective term of employment and within 12 months following a Change in Control (as defined in their Employment Agreements), Mr. Salerno or Mr. Sharkey is subject to termination other than for Cause, then the Company will pay “Change in Control Severance Benefits” consisting of (i) a payment equivalent to one year of base salary (as in effect immediately prior to the Change in Control, or the date of the termination of the employee’s employment, whichever is greater), (ii) 100% of the employee’s annual bonus as paid in the previous year, (iii) taxable cash payments for COBRA coverage for 18 months and (iv) acceleration of vesting of 100% of the employee’s unvested equity award compensation.

Pursuant to the Employment Agreements, the Company’s obligation to pay any Severance Payment, Health Benefit, Change in Control Severance Benefits (collectively, “Severance Payments”) or any related benefits to which Mr. Salerno or Mr. Sharkey is not automatically entitled under the law will be subject to the employee’s execution of an effective release of claims in favor of the Company, its affiliates and their related persons, in a form to be provided by the Company. In addition, in the event that Mr. Salerno or Mr. Sharkey breaches the restrictive covenants under his Employment Agreement, any remaining Severance Payments due to him will be forfeited.

Restrictive Covenants. Pursuant to their respective Employment Agreements, Messrs. Salerno and Sharkey are subject to certain restrictive covenants including (i) protection of confidential information, (ii) non-disparagement, (iii) non-solicitation of employees for a period of 24 months after the termination of employment, (iv) noncompetition for a period of 12 months after the termination of employment and (v) non-solicitation of the Company’s clients for a period of 24 months after the termination of employment.

The description of the CEO Employment Agreement and the CFO Employment Agreement are qualified in their entirety by reference to the complete text of the agreements, which have been filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of November 2, 2020, by and between Thomas C. Salerno and TSR, Inc.
10.2	Amended and Restated Employment Agreement, dated as of November 2, 2020, by and between John Sharkey and TSR, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, Inc.

By:	/s/ John G. Sharkey
John G. Sharkey
Senior Vice President and Chief Financial Officer

Dated: November 6, 2020

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